Filed pursuant to Rule 424(b)(3)
Registration No. 333-181469

OMNITEK ENGINEERING CORP.

Prospectus Supplement No. 1
(to Prospectus dated July 2, 2012)

This Prospectus Supplement No. 1 dated August 9, 2012, contains information that supplements and updates our prospectus dated July 2, 2012. Since it contains only the most recent developments, this supplement should be read in conjunction with such prospectus.

This prospectus relates to the resale by selling stockholders beginning on page 12 of up to 5,282,559 shares of our common stock, no par value, which includes (1) 2,602,246 shares of common stock issued at a price of $2.12 per share, and (2) 2,602,246 shares of common stock issuable upon exercise of the outstanding Investor Warrants at an exercise price of $3.88 per share, that were issued in connection with the private placement closed on April 9, 2012; and (3) 78,067 shares of common stock issuable upon exercise of Placement Agent Warrants  in pursuant to the Engagement Agreement dated December 14, 2011.

Quarterly Report on Form 10-Q

Attached hereto and incorporated by reference herein is our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which we filed with the Securities and Exchange Commission on August 9, 2012. The information set forth in the attached Quarterly Report supplements and amends the information contained in the Prospectus.

Employment Agreements

On July 26, 2012, the Company entered into an Employment Agreement with, and to continue the employment of, Werner Funk, the President and CEO of the Company.  The term of Employment Agreement shall begin on November 1, 2012, (the “Effective Date”) following the expiration of the current employment agreement on October 31, 2012 and shall continue for a period of five years until October 31, 2017, unless terminated earlier pursuant to other provisions of the Agreement. During the Employment Period, the Company agrees to pay Mr. Funk a Base Salary as follows:

November 1, 2012 through October 31, 2013 ……… $150,000 per year;
November 1, 2013 through October 31, 2014 ……… $175,000 per year;
November 1, 2014 through October 31, 2015 ……… $200,000 per year;
November 1, 2015 through October 31, 2016 ……… $225,000 per year; and
November 1, 2016 through October 31, 2017 ……… $250,000 per year.

In addition, the Company shall grant Mr. Funk a Stock Option pursuant to the 2011 Long-Term Incentive Plan, to purchase 400,000 shares of common stock, at an exercise price of $2.56 per share representing 110% of the average of the closing price of the common stock as reported on the OTCBB for the prior 30 day period.  One-sixtieth (1/60) of the total number of shares subject to the Options shall vest and become exercisable at the end of each month following the Effective Date on the same day of each month as the Effective Date, so that all shares subject to the Options will be fully vested on the fourth anniversary of the Effective Date.  The Options will be exercisable for a period of seven years from the Effective Date.

On July 26, 2012, the Company also entered into an Employment Agreement with, and to continue the employment of, Janice M. Quigley, the Vice President and Chief Financial Officer of the Company.  The term of Employment Agreement shall begin on November 1, 2012, (the “Effective Date”) following the expiration of the current employment agreement on October 31, 2012 and shall continue for a period of two years until October 31, 2014, unless terminated earlier pursuant to other provisions of the Agreement. During the Employment Period, the Company agrees to pay Mrs. Quigley a Base Salary of $60,000 per year.

In addition, the Company shall grant Mrs. Quigley a Stock Option pursuant to the 2011 Long-Term Incentive Plan, to purchase 50,000 shares of common stock, at an exercise price of $2.56 per share representing 110% of the average of the closing price of the common stock as reported on the OTCBB for the prior 30 day period.  One-twenty-fourth (1/24) of the total number of shares subject to the Options shall vest and become exercisable at the end of each month following the Effective Date on the same day of each month as the Effective Date, so that all shares subject to the Options will be fully vested on the second anniversary of the Effective Date.  The Options will be exercisable for a period of seven years from the Effective Date.

Copies of Mr. Funk and Mrs. Quigley’s Employment Agreements are filed herewith as Exhibit 10.01 and 10.02, to the Current report on Form 8-K filed August 2, 2012.

Appointment of Directors

On August 3, 2012, the Board of Directors of the Company appointed Gary S. Maier and George G. Chachas to serve as outside Directors of the Company.  The biographies of Mr. Maier and Mr. Chachas are set forth below:

Gary S. Maier - is an investor relations veteran with more than 25 years of industry experience.  Prior to establishing Maier & Company, Inc. in 2003, he was a principal of another Los Angeles-based investor relations firm.  He has counseled diverse clients ranging in size from multi-billion dollar organizations to emerging growth public and private companies across the country.  His career includes positions with an international public relations firm and a proxy solicitation firm offering investor relations services, both based in New York, as well as a Chicago-based financial relations agency. He is a long-time member of the National Investor Relations Institute.  His experience also includes local and national political campaigns – including serving as the Illinois deputy press secretary for Walter Mondale’s 1984 presidential campaign. Maier served as a board member for 18 years, including a term as president, of Veterans Park Conservancy, a non-profit community public/private partnership dedicated to the enhancement and preservation of four hundred acres of federal land to honor our nation’s veterans.  He served for several years on the board of Southern California’s Colony Theater Company. Maier holds bachelor and master of philosophy degrees from Ohio University and completed course work toward a Ph.D. in philosophy at DePaul University.  He served on the adjunct faculties of DePaul and Loyola University in Chicago and is a graduate of New York University’s Graduate School of Business Administration’s Careers in Business program.

George G. Chachas - is the principal of Chachas Law Group with experience in the area of corporate law, securities, and mergers and acquisitions.  Prior to establishing Chachas Law Group in 2006, Mr. Chachas was a partner of Wenthur & Chachas, LLP from 1993 through 2005.  Mr. Chachas received a J.D. from California Western School of Law in 1987, and also holds a B.A. (Economics) from San Diego State University in 1985.  Mr. Chachas was admitted to the California Bar in 1987, the District of Columbia Bar in 1989 and the State Bar of Colorado in 1994.

As Directors, Mr. Maier and Mr. Chachas shall each receive a non-qualified stock option grant to purchase twenty-five thousand (25,000) shares of the Company’s common stock at an exercise price of $1.79 per share (i.e. eighty-five percent (85%) of the closing price of the Company’s common stock as of August 3, 2012).  Such Options shall be exercisable for a period of five years.  The Option shall vest and be exercisable immediately.   In addition, the Company will pay to a fee of $500 for each Board and Committee meeting in which Director participates, either in person or by teleconference, and $1,500 for an in-person board meeting requiring attendance for longer than four hours, and will reimburse Director for all documented, reasonable, out-of-pocket expenses incurred in connection with the performance of Director’s duties under this Agreement.

In conjunction with their appointment as Directors, Mr. Maier, Mr. Chachas and the Company entered into a Director Agreement, an Indemnification Agreement, and Confidentiality Agreement, in the forms attached as Exhibits 10.01, 10.02 and 10.03, to the Current Report on Form 8-K filed on August 7, 2012.

There are no family relationships between Mr. Maier or Mr. Chachas and any of the Company's directors or officers.

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Issuance of Options to Employees

On August 3, 2012, the Company, granted a non-qualified stock option grant to the Company’s engineering group manager, to purchase forty thousand (40,000) shares of the Company’s common stock at an exercise price of $1.79 per share (i.e. eighty-five percent (85%) of the closing price of the Company’s common stock as of August 3, 2012).  Such Options shall be exercisable for a period of five years.  The Option shall vest and be exercisable with regard to 25% of the total shares subject to the Option, at the end of each year following the Date of Grant, so that all shares subject to the Options will be fully vested on the fourth anniversary of the Date of Grant.

Adoption of Code of Ethics

On August 3, 2012, the Company in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, and principal accounting officer.  The Code of Ethics is filed as Exhibit 14.01 to the Current Report on Form 8-K filed August 7, 2012.

This Prospectus Supplement No. 1 should be read in conjunction with, and delivered with, the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 1 supersedes the information contained in the Prospectus.

Our common stock is quoted on the OTCBB under the symbol “OMTK.” On August 8, 2012, the closing price of our common stock as reported on the OTCBB was $2.11.

Investing in our common stock involves a high degree of risk.
See “Risk Factors” beginning on page 4 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that the Prospectus or this Prospectus Supplement No. 1 is truthful or complete.  A representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is August 9, 2012.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the quarterly period ended: June 30, 2012

Commission File Number     000-53955

OMNITEK ENGINEERING CORP.
 (Exact name of Registrant as specified in its charter)

California	33-0984450
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1945 S. Rancho Santa Fe Road, San Marcos, California 92078
 (Address of principal executive offices, Zip Code)

(760) 591-0089
 (Registrant’s telephone number, including area code)

Indicate by check mark whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒   No ☐

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).   Yes ☒   No ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,”  “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes  No ☒

As of August 6, 2012, the Registrant had 19,749,582 shares of its no par value Common Stock outstanding.

PART I
FINANCIAL INFORMATION

ITEM 1.                      FINANCIAL STATEMENTS

OMNITEK ENGINEERING CORP.
Condensed Balance Sheets

ASSETS

	June 30,	December 31,
	2012	2011
	(unaudited)
CURRENT ASSETS
Cash	$3,524,094	$31,196
Accounts receivable, net	86,124	13,506
Accounts receivable -related party	26,847	16,715
Inventory	922,677	1,020,117
Prepaid expense	837	2,512
Deposits	176,001	41,943

Total Current Assets	4,736,580	1,125,989

FIXED ASSETS, net	11,777	13,249

OTHER ASSETS
Long-term investments, net	1,222,019	-
Intellectual property, net	6,737	8,256

Total Other Assets	1,228,756	8,256

TOTAL ASSETS	$5,977,113	$1,147,494

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$65,154	$57,828
Accrued expenses - related parties	292,517	351,580
Accounts payable - related parties	2,624	2,568
Customer deposits	291,736	286,608

Total Current Liabilities	652,031	698,584

Total Liabilities	652,031	698,584

STOCKHOLDERS' EQUITY
Common stock, 125,000,000 shares authorized no par value
19,749,590 and 17,137,812 shares issued and outstanding,
respectively	8,196,061	2,659,299
Additional paid-in capital	4,731,728	4,213,313
Accumulated deficit	(7,602,707)	(6,423,702)

Total Stockholders' Equity	5,325,082	448,910

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,977,113	$1,147,494

The accompanying notes are an integral part of these condensed financial statements.

OMNITEK ENGINEERING CORP.
Condensed Statements of Operations
(unaudited)

	For the Three	For the Three	For the Six	For the Six
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30	June 30	June 30	June 30
	2012	2011	2012	2011

REVENUES	$380,531	$374,490	$686,900	$989,746
COST OF GOODS SOLD	149,449	202,738	350,061	485,368
GROSS MARGIN	231,082	171,752	336,839	504,378

OPERATING EXPENSES

General and administrative	1,198,267	243,232	1,435,590	509,089
Research and development expense	48,254	32,481	77,148	59,946
Depreciation and amortization expense	1,533	20,848	2,990	41,241

Total Operating Expenses	1,248,054	296,561	1,515,728	610,276

LOSS FROM OPERATIONS	(1,016,972)	(124,809)	(1,178,889)	(105,898)

OTHER INCOME (EXPENSE)

Interest expense	(82)	-	(490)	-
Interest income	1,174	1	1,174	1

Total Other Income (Expense)	1,092	1	684	1

LOSS BEFORE INCOME TAXES	(1,015,880)	(124,808)	(1,178,205)	(105,897)
INCOME TAX EXPENSE		-	800	800

NET LOSS	$(1,015,880)	$(124,808)	$(1,179,005)	$(106,697)

BASIC AND DILUTED LOSS PER SHARE	$(0.05)	$(0.01)	$(0.06)	$(0.01)

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF COMMON SHARES OUTSTANDING	19,661,571	16,471,747	18,429,153	16,068,031

The accompanying notes are an integral part of these condensed financial statements.

OMNITEK ENGINEERING CORP.
Condensed Statements of Cash Flows
(unaudited)
	For the Six	For the Six
	Months Ended	Months Ended
	June 30,	June 30,
	2012	2011
OPERATING ACTIVITIES
Net loss	$(1,179,005)	$(106,697)
Adjustments to reconcile net loss to
net cash used by operating activities:
Amortization and depreciation expense	9,195	41,241
Options and warrants granted	518,415	126,534
Changes in operating assets and liabilities:
Accounts receivable	(72,618)	8,684
Accounts receivable–related parties	(10,132)	(18,357)
Deposits	(134,058)	7,569
Prepaid expense	1,675	-
Inventory	97,440	(40,719)
Accounts payable and accrued expenses	7,326	(76,006)
Customer deposits	5,128	(58,004)
Accounts payable-related parties	56	-
Accrued expenses-related parties	(59,063)	(27,500)

Net Cash Used in Operating Activities	(815,641)	(143,255)

INVESTING ACTIVITIES
Purchase of long-term investments	(1,228,223)	-
Purchase of property and equipment	-	(15,472)

Net Cash Used in Investing Activities	(1,228,223)	(15,472)

FINANCING ACTIVITIES
Issuance of common stock for cash	5,536,762	150,000
Repayment of note payable	(40,000)	-
Exercise of warrants and options for cash	-	87,500
Proceeds of note payable	40,000	-

Net Cash Provided by Financing Activities	5,536,762	237,500

NET INCREASE IN CASH	3,492,898	78,773
CASH AT BEGINNING OF PERIOD	31,196	34,944

CASH AT END OF PERIOD	$3,524,094	$113,717

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
CASH PAID FOR:
Interest	$490	$-
Income taxes	$800	$800

The accompanying notes are an integral part of these condensed financial statements.

OMNITEK ENGINEERING CORP.
Condensed Notes to Financial Statements
June 30, 2012
(unaudited)

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 2012, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2011 audited financial statements.  The results of operations for the periods ended June 30, 2012 and 2011 are not necessarily indicative of the operating results for the full years.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

Inventory

Inventory is stated at the lower of cost or market.  The Company’s inventory consists of finished goods and raw material and is located in San Marcos, California at June 30, 2012 and December 31, 2011 consisted of the following:

	June 30, 2012	December 31, 2011
Raw materials	$1,026,971	$946,762
Finished goods	504,781	674,198
Peru (finished goods)	18,454	18,454
In transit	-	8,232
Allowance for obsolete inventory	(627,529)	(627,529)
Total	$922,677	$1,020,117

The Company has established an allowance for obsolete inventory.  Expense for obsolete inventory was $-0- and $-0-, for the periods ended June 30, 2012 and December 31, 2011, respectively.

OMNITEK ENGINEERING CORP.
Condensed Notes to Financial Statements
June 30, 2012
(unaudited)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification Topic 740, Income Taxes ("Topic 740"), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company's financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

At the adoption date of November 1, 2007, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized. The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of June 30, 2012 and December 31, 2011 the Company had no accrued interest or penalties related to uncertain tax positions. The Company files an income tax return in the U.S. federal jurisdiction and the state of California. With few exceptions, the Company is no longer subject to U.S. federal, state, and local, or non-U.S. income tax examinations by tax authorities for years before 2007.

Held to Maturity Investments

During the three months ended June 30, 2012, the Company purchased various corporate bonds. The Company intends to hold the bonds to maturity. Accordingly, the Company has recorded and is amortizing the discount on the bonds over the remaining life.

	June 30, 2012	December 31, 2011
Amortized cost basis	$1,222,019	$-
Aggregate fair value	1,205,510	-
Gross unrecognized holding (gains) losses	16,509	-
Other than temporary impairment recognized in other comprehensive income	-	-

Net carrying amount	$1,222,019	$-

Future maturities of held to maturity investments:

2013	$250,000
2014	900,000
Total	$1,150,000

OMNITEK ENGINEERING CORP.
Condensed Notes to Financial Statements
June 30, 2012
(unaudited)

NOTE 3 - RELATED PARTY TRANSACTIONS

Accounts Receivable – Related Parties

During the years ended December 31, 2007 through 2010, the Company a minority interest in various distributors in exchange for use of the Company’s name and logo. As of December 31, 2011, the Company owned a 15% interest in Omnitek Engineering Thailand Co. Ltd., a 20% interest in Omnitek Peru S.A.C., and a 5% interest in Omnitek Stationary, Inc.  As of June 30, 2012 and December 31, 2011, the Company was owed $26,847 and $16,715, respectively, by these related parties for the purchase of products.

Accounts Payable – Related Parties

The Company regularly incurs expenses that are paid for by related parties and purchases goods and services from related parties. As of June 30, 2012 and December 31, 2011, the Company owed related parties for such expenses, goods and services in the amounts of $2,624 and $2,568, respectively.

Accrued Expenses – Related Parties

During the periods ended June 30, 2012 and December 31, 2011, related parties were due amounts for services performed for the Company.  As of June 30, 2012 and December 31, 2011 the related parties’ payables consisted of the following:
	June 30,	December 31,
	2012	2011
Amounts due to the president	$229,397	$271,253
Amounts due to other officers of the company	63,120	80,327
Total	$292,517	$351,580

NOTE 4 - NOTES PAYABLE

Line of Credit Payable

On February 15, 2012 the Company entered into a revolving line of credit agreement with a shareholder for $50,000 for an initial period of 6 months. During the six months ended June 30, 2012, the Company borrowed a total of $40,000, and accrued interest expense of $490. As of June 30, 2012 the Company has repaid all of the outstanding debt and now owes $-0- under the revolving line of credit. The Company granted 5,000 stock purchase warrants as consideration for the funding of the revolving line of credit resulting in an expense of $15,450.

NOTE 5 - STOCK OPTIONS AND WARRANTS

In April 2007, the Company’s shareholders approved its 2006 Long-Term Incentive Plan (“the Plan”).   Under the plan, the Company may issue up to 10,000,000 shares of both Incentive Stock Options to employees only and Non-Qualified Stock Options to employees and consultants at its discretion.  As of June 30, 2012 the Company has a total of 5,545,313 options and warrants issued under the plan.  During the six months ended June 30, 2012 the Company issued an additional amount of 2,725,313 warrants.

During the six months ended June 30, 2012 and 2011, the Company recognized expense of $518,415 and $126,534, respectively, for options and warrants that vested during the periods pursuant to ASC Topic 718.

OMNITEK ENGINEERING CORP.
Condensed Notes to Financial Statements
June 30, 2012
(unaudited)

NOTE 5 - STOCK OPTIONS AND WARRANTS (CONTINUED)

A summary of the status of the options and warrants granted at June 30, 2012 and December 31, 2011 and changes during the periods then ended is presented below:

	2012		2011
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of period	2,820,000	$0.73	5,870,000	$0.52
Granted	2,725,313	3.88	-	-
Exercised	-	-	(1,177,983)	0.15
Expired or canceled	-	-	(1,872,017)	0.43
Outstanding at end of period	5,545,313	2.28	2,820,000	0.73
Exercisable	5,545,313	$2.28	2,820,000	$0.73

A summary of the status of the options and warrants outstanding at June 30, 2012 is presented below:

	Total Outstanding		Total Exercisable
		Average		Weighted
	Number	Remaining	Number	Average
Range	O/S	Life (Yrs)	Exercisable	Exercisable
$0.01 - 0.50	200,000	2.28	200,000	$0.38
$0.51 - 0.75	1,580,000	2.35	1,580,000	$0.63
$0.76 - 1.00	1,040,000	2.36	1,040,000	$0.94
$1.01 – 3.00	5,000	4.62	5,000	$2.68
$3.01 – 4.00	2,720,313	4.78	2,720,313	$3.88
$0.01 – 4.00	5,545,313	3.54	5,545,313	$2.28

NOTE 6 - SIGNIFICANT EVENTS

On April 9, 2012, the Company closed a private placement (the “Private Placement”) with select accredited investors (the “Investors”) related to the sale and issuance of an aggregate of 2,602,246 shares of common stock (the “Common Stock”) of the Company (the “Shares”) and warrants to purchase an aggregate of 2,602,246 shares of Common Stock (the “Warrants”). The aggregate gross proceeds raised by the Company was $5,516,762 million. Each Share was be sold to the Investors at $2.12 per Share. The Warrants will expire five (5) years from the date of issue and may be exercised at $3.88 per Share, subject to adjustment in certain circumstances.

OMNITEK ENGINEERING CORP.
Condensed Notes to Financial Statements
June 30, 2012
(unaudited)

NOTE 6 - SIGNIFICANT EVENTS (CONTINUED)

In connection with the Private Placement, the Company paid its placement agents (the “Placement Agents”) an aggregate cash commission equal to $386,173.  In addition, the Company will reimburse the Placement Agents $23,632 for costs and expenses incurred in connection with the Private Placement, and issue to the Placement Agents five-year warrants to purchase an aggregate of 78,067 shares of common stock, at an exercise price of $3.88 per share, subject to adjustment in certain circumstances (the “Placement Agent Warrants”).  The Company also issued to two consultants, five-year warrants to purchase an aggregate of 40,000 shares of common stock, at an exercise price of $3.88 per share. The Company recognized $502,965 of compensation expense for the warrants issued.

NOTE 7 - SUBSEQUENT EVENTS

On July 26, 2012, the Company granted an officer a stock option pursuant to the 2011 Long-Term Incentive Plan, to purchase 400,000 shares of common stock, at an exercise price of $2.56 per share representing 110% of the average of the closing price of the common stock as reported on the OTCBB for the prior 30 day period. One-sixtieth (1/60) of the total number of shares subject to the Options shall vest and become exercisable at the end of each month following November 1, 2012 on the same day of each month, so that all shares subject to the Options will be fully vested on the fourth anniversary. The Options will be exercisable for a period of seven years from November 1, 2012.

Additionally on July 26, 2012, the Company granted an officer a stock option pursuant to the 2011 Long-Term Incentive Plan, to purchase 50,000 shares of common stock, at an exercise price of $2.56 per share representing 110% of the average of the closing price of the common stock as reported on the OTCBB for the prior 30 day period. One-twenty-fourth (1/24) of the total number of shares subject to the Options shall vest and become exercisable at the end of each month following November 1, 2012 on the same day of each month, so that all shares subject to the Options will be fully vested on the second anniversary. The Options will be exercisable for a period of seven years from November 1, 2012.

On August 3, 2012, the Board of Directors of the Company appointed two new outside Directors to the Board. In conjunction with their appointment the Company granted each a non-qualified stock option to purchase twenty-five thousand (25,000) shares of the Company’s common stock at an exercise price of $1.79 per share (i.e. eighty-five percent (85%) of the closing price of the Company’s common stock as of August 3, 2012). Such Options shall be exercisable for a period of five years. The Option shall vest and be exercisable immediately.

Additionally, on August 3, 2012, the Company granted a non-qualified stock option grant to the Company’s engineering group manager, to purchase forty thousand (40,000) shares of the Company’s common stock at an exercise price of $1.79 per share (i.e. eighty-five percent (85%) of the closing price of the Company’s common stock as of August 3, 2012). Such Options shall be exercisable for a period of five years. The Option shall vest and be exercisable with regard to 25% of the total shares subject to the Option, at the end of each year following the Date of Grant, so that all shares subject to the Options will be fully vested on the fourth anniversary of the Date of Grant.

Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this periodic report.  Some of the statements under “Management’s Discussion and Analysis,” “Description of Business” and elsewhere herein may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the alternative fuels engines industry in general. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. The safe harbor provisions of the federal securities laws do not apply to any forward-looking statements contained in this registration statement.

All forward-looking statements address such matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read herein reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our written and oral forward-looking statements attributable to us or individuals acting on our behalf and such statements are expressly qualified in their entirety by this paragraph.

A.           Results of Operations

For the three months ended June 30, 2012 and 2011

Revenues increased to $380,531 for the three months ended June 30, 2012 from $374,490 for the three months ended June 30, 2011, an increase of $6,041 or 2%.  We expect the sales for the remainder of 2012 to be on a par with or somewhat higher than 2011 while we complete our product improvements.

Our cost of sales decreased to $149,449 for the three months ended June 30, 2012 from $202,738 for the three months ended June 30, 2011, a decrease of $53,289. Our gross margin was 61% for the three months ended June 30, 2012 compared to 46% in 2011.  This was mainly due to the higher volume of filters in the mix of product that was shipped during the quarter.  We anticipate our gross margin to be between 38% to 42% for the remainder of the year.

Our operating expenses for the three months ended June 30, 2012 were $1,248,054 compared to $296,561 in 2011, an increase of $951,493 or 420%.  General and administrative expense for the three months ended June 30, 2012 was $1,198,267 as compared to $243,232 for the three months ended June 30, 2011.  The increase is due primarily to the cash expenses associated with the private placement of $413,306 and non-cash option issued expense of $502,965 for the three months ended June 30, 2012 as compared to $-0-  and $-0-, respectively, for the three months ended June 30, 2011.  Major components of general and administrative expenses for the three months ended June 30, 2012 were professional fees of $77,285, rent expense of $33,376, and salary and wages of $58,909. This compares to professional fees of $10,880, rent expense of $31,298 and salaries and wages of $52,173 for the three months ended June 30, 2011.   In the three months ended June 30, 2012 professional fees were higher by approximately $66,405 due to legal expenses incurred in connection with the private placement which closed on April 9, 2012. Research and development outlays were increased to $48,254 for the three months ended June 30, 2012 compared to $32,481 for the three months ended June 30, 2011 as we work to improve our products.

Our net loss for the three months ended June 30, 2012 was $1,015,880, ($0.05 per share) compared to a net less of $124,808 ($0.01 per share) for the three months ended June 30, 2011. The increased loss was the result of higher general and administrative expense in the three months ended June 30, 2012 compared to the three months ended June 30, 2011.

Results for the three months ended June 30, 2012 reflect the impact of one-time cash private placement expenses of $413,306 and non-cash expenses, including the value of options and warrants granted in the amount of $502,965 and depreciation and amortization of $9,195. For the three month period a year earlier, non-cash expenses for the value of options and warrants granted were $69,452 and depreciation and amortization of $20,848.

For the six months ended June 30, 2012 and 2011

Revenues decreased to $686,900 for the six months ended June 30, 2012 from $989,746 for the six months ended June 30, 2011, a decrease of $302,846 or 31%.  Revenues for the period ended June 30, 2011 were exceptionally high due to due rescheduling of orders by certain customers.  We expect our sales for the remainder of 2012 to be on a par with or slightly higher than 2011.

Our cost of sales decreased to $350,061 for the six months ended June 30, 2012 from $485,368 for the six months ended June 30, 2011, a decrease of $135,307. Our gross margin was 46% for the six months ended June 30, 2012 compared to 49% in 2011.  This was mainly due to the volume and lower overall mix of filters in our products that were shipped during the six months.  We anticipate our margin to be between 38% and 42% for the remainder of the year.

Our operating expenses for the six months ended June 30, 2012 were $1,515,728 compared to $610,276 in 2011, an increase of $905,452 or 249%.  General and administrative expense for the six months ended June 30, 2012 was $1,435,590 as compared to $509,089 for the six months ended June 30, 2011.  The increase is due primarily to the increase in expenses related to the private placement expenses of $413,306 and options issued of $518,415 for the six months ended June 30, 2012 as compared to $-0- and $69,452, respectively, for the six months ended June 30, 2011.  Major components of general and administrative expenses for the six months ended June 30, 2012 were professional fees of $125,438, rent expense of $66,751, and salary and wages of $122,128. This compares to professional fees of $38,441, rent expense of $62,296 and salaries and wages of $102,477 for the six months ended June 30, 2011.   In the six months ended June 30, 2012 professional fees were higher by approximately $86,997 due to legal costs incurred in connection with the private placement which closed on April 9, 2012. Research and development outlays were increased to $77,148 for the six months ended June 30, 2012 compared to $59,946 for the six months ended June 30, 2012 as we worked to improve our products.

Our net loss for the six months ended June 30, 2012 was $1,179,005, ($0.06 per share) compared to a net loss of $106,697 ($0.01 per share) for the six months ended June 30, 2011. The increased loss was the result of higher General and administrative expenses associated with the private placement in the six months ended June 30, 2012.

Results for the six months ended June 30, 2012 reflect the impact of non-cash expenses, including the value of options and warrants granted in the amount of $518,415 and depreciation and amortization of $9,195. For the six month period a year earlier, non-cash expenses for the value of options and warrants granted were $126,534 and depreciation and amortization of $41,241.

B. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Cash Requirements

We believe that we will have sufficient cash from operations to meet our operating requirements for the proximate 12 months.

Liquidity and Capital Resources

Overview

For the six months ended June 30, 2012 and 2011

At June 30, 2012, our current liabilities totaled $652,031 and our current assets totaled $4,736,580, resulting in positive working capital of $4,084,549 and a current ratio of 6 to1.  During the six months ended June 30, 2012, we received $5,536,762 of cash from the issuance of common stock and $40,000 from the borrowing of funds .We believe that through the collection of accounts receivable and the sale of inventory, in the normal course of business, we will meet our obligations on a timely basis and that our liquidity is sufficient for at least the next twelve months.

We have no firm commitments or obligations for capital expenditures. However, substantial discretionary expenditures will be required to enable us to conduct existing and planned product research, design, development, manufacturing, marketing and distribution of our products and Intellectual Property. We may need to raise additional capital to facilitate growth and support our long-term product development, manufacturing, and marketing programs. The Company has no established bank-financing arrangements and until we have sufficient assets, capital, and inventory or accounts receivable, it is not anticipated that we will secure any bank financing in the near future. Therefore, it is likely that we may need to seek additional financing through subsequent future public or private sales of our securities, including equity securities. We may also seek funding for the development, manufacturing, and marketing of our products through strategic partnerships and other arrangements with corporate partners. There can be no assurance, however, that such collaborative arrangements or additional funds will be available when needed, or on terms acceptable to us, if at all. If adequate funds are not available, we may be required to curtail one or more of our research and development programs.

We have historically incurred significant losses which have resulted in a total accumulated deficit of $7,602,707 at June 30, 2012.

Operating Activities

We have realized a negative cash flow from operations of $815,641 for the six months ended June 30, 2012 compared to a negative cash flow of $143,255 during the six months ended June 30, 2011.

Included in the net loss of $1,179,005 for the six months ended June 30, 2012 are one-time cash expenses of $413,306 for the private placement and non-cash expenses which are not a drain on our capital resources.  During the six months ended June 30, 2012, these non-cash expenses include the value of options and warrants granted in the amount of $518,415 and depreciation and amortization of $9,195.  Excluding these non-cash amounts, our EBITDA for the six months ended June 30, 2012 would have been a loss of $651,395.
Financing Activities

During the six months ended June 30, 2012, we received $5,536,762 of cash from a prviate placement offering and $40,000 from the borrowing of funds. We repaid the $40,000 during the six months ended June 30, 2012.

Off-Balance Sheet Arrangements

None.

Critical Accounting Policiesand Estimates

The Company's financial statements are prepared using the accrual method of accounting. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Areas where significant estimates are required include the following:

Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts.

Inventory is stated at the lower of cost or market. The Company’s inventory consists of finished goods and raw material. The Company identifies items in its inventory that have not been sold in a timely manner. Accordingly, the Company has established an allowance for the cost of such obsolete inventory.

The Company assesses the recoverability of its long lived assets annually and whenever circumstances would indicate that there may be an impairment. The Company compares the estimated undiscounted future cash flows to the carrying value of the long lived assets to determine if an impairment has occurred. In the event that an impairment has occurred, the Company recognizes the impairment immediately.

The Company accounts for income taxes in accordance with Accounting Standards Codification Topic 740, which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The Company uses historical experience to determine the likely-hood of realization of deferred tax liabilities and assets.

Revenue Recognition

The Company recognizes revenue from the sale of new natural gas engines and components to convert existing diesel engines to natural gas engines. Revenue is recognized upon shipment of the products, and when collection is reasonably assured.

Accounting for Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification Topic 740, Income Taxes ("Topic 740"), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company's financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

At the adoption date of November 1, 2007, the Company had no unrecognized tax benefit which would affect the effective tax rate if recognized.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of June 30, 2012, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files an income tax return in the U.S. federal jurisdiction and the state of California. With few exceptions, the Company is no longer subject to U.S. federal, state, and local, or non-U.S. income tax examinations by tax authorities for years before 2006.

At June 30, 2012, the Company had net operating loss carry forwards of approximately $685,000  through 2032. No tax benefit has been reported in the June 30, 2012 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

Recently Issued Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

ITEM 3.       QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 4.        CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit to the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission’s rules and forms, and that information is accumulated and communicated to our management, including our principal executive and principal financial officer (whom we refer to in this periodic report as our Certifying Officer), as appropriate to allow timely decisions regarding required disclosure.

Our management evaluated, with the participation of our Certifying Officer, the effectiveness of our disclosure controls and procedures as of June 30, 2012, pursuant to Rule 13a-15(b) under the Securities Exchange Act. Based upon that evaluation, our Certifying Officer concluded that, as of June 30, 2012, our disclosure controls and procedures were effective.

Changes in Internal Controls

There have not been any changes in the Company’s internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended June 30, 2012  that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II - OTHER INFORMATION

ITEM 1.        LEGAL PROCEEDINGS

To the best of our knowledge, we are not a party to any pending legal proceeding. No federal, state or local governmental agency is presently contemplating any proceeding against the Company. No director, executive officer or affiliate of the Company or owner of record or beneficially of more than five percent of the Company's common stock is a party adverse to the Company or has a material interest adverse to the Company in any proceeding.

ITEM 1A.     RISK FACTORS

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 2.         UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEDS

On April 9, 2012, pursuant to a Securities Purchase Agreement, we issued to 32 Investors, an aggregate of 2,602,246 shares of our common stock and Warrants exercisable into 2,602,246 shares of our common stock for total subscription proceeds of $5,516,762.  The Warrants have an exercise price of $3.88 per share and are exercisable for a period of five years expiring on April 8, 2017.  The number of shares of common stock to be received upon the exercise of the Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the Closing Date.

Pursuant to the terms of the Engagement Agreement, the Company also issued to the Placement Agent at the Closing Date warrants to purchase 78,067 shares of common stock of the Company, which is equal to 3% of the aggregate number of shares sold to Investors, which shall have the same terms, including exercise price and registration rights, as the Investor Warrants issued in the private placement. We also paid a cash placement fee of $386,173, which is equal to 7% of the aggregate purchase price paid by Investors that were sold in the private placement.

The issuance of securities to the Investors and the Placement Agent were not registered under the Securities Act. Such issuance of securities was exempt from registration under the safe harbor provided by Regulation D Rule 506 and Section 4(2) of the Securities Act. We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Our determination is made based further upon our action of (a) making written disclosure to each Investor in the Securities Purchase Agreement prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of  the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(2) of the Securities Act.

Additionally, on April 9, 2011, the Company issued warrants to purchase 40,000 shares of common stock of the Company to two accredited investors for consulting services provided to the Company.  The Warrants have an exercise price of $3.88 per share and are exercisable for a period of five years expiring on April 8, 2017.  The number of shares of common stock to be received upon the exercise of the Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the Closing Date.  The issuance of the Warrants was exempt from registration under the safe harbor provided by Regulation D Rule 506 and Section 4(2) of the Securities Act.  The consultants receiving the Warrants were accredited investors, were acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.  No underwriters were used in the issuance of the securities.

Subsequent to the period covered by this report, on July 26, 2012, the Company granted its CEO, President and Secretary, Werner Funk, a Stock Option pursuant to the 2011 Long-Term Incentive Plan, to purchase 400,000 shares of common stock, at an exercise price of $2.56 per share representing 110% of the average of the closing price of the common stock as reported on the OTCBB for the prior 30 day period.  One-sixtieth (1/60) of the total number of shares subject to the Options shall vest and become exercisable at the end of each month following the Effective Date on the same day of each month as the Effective Date, so that all shares subject to the Options will be fully vested on the fourth anniversary of the Effective Date.  The Options will be exercisable for a period of seven years from the Effective Date.

Additionally on July 26, 2012, the Company granted its CFO and Vice President, Janice M. Quigley, a Stock Option pursuant to the 2011 Long-Term Incentive Plan, to purchase 50,000 shares of common stock, at an exercise price of $2.56 per share representing 110% of the average of the closing price of the common stock as reported on the OTCBB for the prior 30 day period.  One-twenty-fourth (1/24) of the total number of shares subject to the Options shall vest and become exercisable at the end of each month following the Effective Date on the same day of each month as the Effective Date, so that all shares subject to the Options will be fully vested on the second anniversary of the Effective Date.  The Options will be exercisable for a period of seven years from the Effective Date.

On August 3, 2012, the Board of Directors of the Company appointed Gary S. Maier and George G. Chachas to serve as outside Directors of the Company.  In conjunction with their appointment the Company granted to Mr. Maier and Mr. Chachas, each, a non-qualified stock option grant to purchase twenty-five thousand (25,000) shares of the Company’s common stock at an exercise price of $1.79 per share (i.e. eighty-five percent (85%) of the closing price of the Company’s common stock as of August 3, 2012).  Such Options shall be exercisable for a period of five years.  The Option shall vest and be exercisable immediately.

Additionally, on August 3, 2012, the Company granted a non-qualified stock option grant to the Company’s engineering group manager, to purchase forty thousand (40,000) shares of the Company’s common stock at an exercise price of $1.79 per share (i.e. eighty-five percent (85%) of the closing price of the Company’s common stock as of August 3, 2012).  Such Options shall be exercisable for a period of five years.  The Option shall vest and be exercisable with regard to 25% of the total shares subject to the Option, at the end of each year following the Date of Grant, so that all shares subject to the Options will be fully vested on the fourth anniversary of the Date of Grant.

No underwriters were used. The securities were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The individuals receiving the options were intimately acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

ITEM 3.       DEFAULTS UPON SENIOR SECURITIES

None

ITEM 4.      [REMOVED AND RESERVED]

ITEM 5.      OTHER INFORMATION

None

ITEM 6.                      EXHIBITS

(a)           Documents filed as part of this Report.

1.           Financial Statements.  The condensed unaudited Balance Sheet of Omnitek Engineering Corp. as of June 30, 2012 and the audited balance sheet as of December 31, 2011, the condensed unaudited Statements of Operations for the three and six month periods ended June 30, 2012 and 2011, and the condensed unaudited Statements of Cash Flows for the six month periods ended June 30, 2012 and 2011, together with the notes thereto, are included in this Quarterly Report on Form 10-Q.

3.           Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation(1)
3.2	Amended and Restated By-Laws Adopted July 12, 2012 (2)
31.1	CEO certification pursuant to Section 302 of The Sarbanes – Oxley Act of 2002 (3)
31.2	CFO certification pursuant to Section 302 of The Sarbanes – Oxley Act of 2002 (3)
32.1	CEO and CFO certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (3)
101
The following materials from the Company's Quarterly Report on Form 10-Q for the quarter ended S, 2011 formatted in Extensible Business Reporting Language (“XBRL”): (i) the balance sheets (unaudited) ; (ii) the statements of operations (unaudited); (iii) the statements of cash flows (unaudited); and, (iv) related notes. (3)

(1)	Previously filed on Form on Form 10 on April 27, 2010
(2)	Previously filed on Form 8-K on August 2, 2012
(3)	Filed herewith
(4)
Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files submitted under Exhibit 101 are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section. Such exhibit shall not be deemed incorporated into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Omnitek Engineering Corp.

Dated: August 9, 2012
By: Werner Funk
Its: Chief Executive Officer President and Secretary

Dated: August 9, 2012	/s/ Janice M. Quigley
By: Janice M. Quigley
Its: Chief Financial Officer

Pursuant to the requirement of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Dated: August 9, 2012
By: Werner Funk, Director

Dated: August 9, 2012	/s/ Janice M. Quigley
Janice M. Quigley, Director